Certificate of Amendment

                                       Of

                          Certificate of Incorporation

                                       Of

                              Allaire Corporation


        Allaire Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST: That by a Consent of the Directors of the Corporation dated as
                 of           , resolutions were duly adopted proposing and
                 declaring advisable that the Certificate of Incorporation of the Corporation be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

                       RESOLVED:     That the Board of Directors of the
                                     Corporation recommends and deems it
                                     advisable that the Certificate of
                                     Incorporation of the Corporation, as
                                     heretofore amended, be further amended by deleting the first paragraph of Article
                                     Fourth in its entirety and substituting
                                     therefor a new paragraph as follows:

                                             "FOURTH: The total number of shares
                                     of all classes of capital stock which the Corporation shall have authority to issue shall be 40,000,000, consisting of (i) 35,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and
                                     (ii) 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

                       RESOLVED:     That the aforesaid proposed amendment be
                                     submitted to the stockholders of the
                                     Corporation for their consideration.

                       RESOLVED:     That following the approval by the
                                     stockholders of the aforesaid proposed
                                     amendment as required by law, the officers of the Corporation be, and they hereby are, and each of them acting singly hereby is, authorized and directed (i) to prepare, execute and file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the aforesaid amendment in the form approved by the


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                                     stockholders and (ii) to take any and all
                                     other actions necessary, desirable or
                                     convenient to give effect to the aforesaid amendment or otherwise to carry out the purposes of the foregoing resolutions.

         SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Allaire Corporation has caused this certificate to be executed on its behalf by David J. Orfao, its President, this ___ day of __________, 1999.



                                          ALLAIRE CORPORATION


                                          By:_________________________________
                                               President



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